UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2003

OM GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-22572
(Commission File Number)

52-1736882
(I.R.S. Employer Identification Number)

Tower City
50 Public Square
Suite 3500
Cleveland, Ohio 44113-2204
(Address of principal executive offices)
(Zip code)

(216) 781-0083
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE
ITEM 12. DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION
SIGNATURE
EXHIBIT INDEX
Exhibit 99.1
Exhibit 99.2

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

         On June 3, 2003, OM Group, Inc. (the “Company”) announced that it had entered into a definitive agreement to sell its Precious Metals business to Umicore for €643 million (approximately $750 million) in cash. The Company anticipates that the proposed sale will close on July 31, 2003. During the second quarter of 2003, the Precious Metals business was designated as an asset held for sale, and accordingly, the results of operations of that business have been reclassified to conform to the required presentation for all periods. Exhibit 99.1 presents the Statements of Consolidated Operations of the Company on a quarterly basis for 2002 and the first six months of 2003 showing the Precious Metals business in discontinued operations.

ITEM 12. DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         On July 29, 2003, OM Group, Inc. issued a press release announcing financial results for the quarter ended June 30, 2003. A copy of this press release is attached hereto as Exhibit 99.2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OM Group, Inc. (Registrant)

Date: July 29, 2003	/s/ Thomas R. Miklich Name: Thomas R. Miklich Title: Chief Financial Officer

EXHIBIT INDEX

99.1	Statements of Consolidated Operations for the three months ended March 31, 2002; June 30, 2002; September 30, 2002; December 31, 2002; March 31, 2003; and June 30, 2003, reclassified to present the Company’s Precious Metals business as a discontinued operation.

99.2	Press Release of OM Group, Inc. dated July 29, 2003